Exhibit 99.1

Selective Reports Second Quarter 2024 Results

Net Loss of $1.08 per Diluted Common Share and Non-GAAP Operating Loss1 of $1.10 per
Diluted Common Share; Return on Common Equity ("ROE") of (9.5)% and Non-GAAP Operating ROE1 of (9.6)%

Quarterly Analyst Conference Call Rescheduled for Friday, July 19, 2024, at 8:00 AM ET

In the second quarter of 2024:

•Net premiums written ("NPW") increased 13% compared to the second quarter of 2023;
•The GAAP combined ratio was 116.1%, compared to 100.2% in the second quarter of 2023;
•Commercial Lines renewal pure price increases averaged 7.9%, up 1.2 points from 6.7% in the second quarter of 2023;
•After-tax net investment income was $86 million, up 11% from the second quarter of 2023;
•Book value per common share was $44.74, down 3% from last quarter; and
•Adjusted book value per common share¹ was $49.67, down 3% from last quarter.

Branchville, NJ - July 18, 2024 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the second quarter ended June 30, 2024, with a net loss per diluted common share of $1.08 and a non-GAAP operating loss1 per diluted common share of $1.10.

For the quarter, Selective reported a combined ratio of 116.1%. Net unfavorable prior year casualty reserve development of $176 million increased the combined ratio by 16.3 points. Catastrophe losses of $91 million increased the combined ratio by 8.4 points. NPW increased 13% from a year ago, with growth across all three insurance segments. After-tax net investment income was $86 million, up 11% from a year ago. Non-GAAP operating ROE1 was (9.6)%.

“This was a challenging quarter. We did not meet our high standard as underwriting performance fell below our target. The unfavorable prior year casualty reserve development was driven by elevated loss emergence in the quarter reflecting higher severity that we attribute to social inflation. Our reserving action is predicated on our in-depth quarterly reserve review and further strengthening to address elevated and uncertain loss trends,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“We have a very stable underwriting portfolio. To address our updated view of loss costs, we are responding with additional price increases. Our renewal pure price increase across all insurance segments was 9.1% in the quarter, including 7.9% for Standard Commercial Lines. General liability renewal pure pricing increased to 7.6%, up over a point from the first quarter. We expect Standard Commercial Lines renewal pure price will trend higher in the second half of 2024.”

“We maintain our disciplined focus and execution in the areas of risk selection, pricing, and claims management in the face of this challenging and dynamic loss trend environment. Our capital position remains strong and our underlying combined ratio of 91.4% positions us well moving forward. We are confident that we will quickly re-establish our strong earnings profile, consistently meeting or exceeding our 12% operating ROE target,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2024		2023			2024		2023
Net premiums written	$1,226.1		1,084.9	13%		$2,382.7		2,084.7	14%
Net premiums earned	1,080.2		942.2	15		2,131.2		1,844.5	16
Net investment income earned	108.6		97.7	11		216.5		189.2	14
Net realized and unrealized gains (losses), pre-tax	1.3		(5.4)	(124)		(0.3)		(2.1)	(84)
Total revenues	1,196.0		1,040.5	15		2,361.0		2,040.3	16
Net underwriting income (loss), after-tax	(137.2)		(1.2)	NM		(122.2)		29.7	(511)
Net investment income, after-tax	86.3		77.8	11		171.9		150.9	14
Net income (loss) available to common stockholders	(65.6)		56.3	(217)		14.6		146.6	(90)
Non-GAAP operating income (loss)[1]	(66.6)		60.6	(210)		14.9		148.2	(90)
Combined ratio	116.1%		100.2	15.9	pts	107.3%		98.0	9.3	pts
Loss and loss expense ratio	85.7		68.6	17.1		76.5		65.8	10.7
Underwriting expense ratio	30.3		31.4	(1.1)		30.6		32.0	(1.4)
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.2		0.2	—
Net catastrophe losses	8.4	pts	10.6	(2.2)		6.8	pts	8.4	(1.6)
Non-catastrophe property losses and loss expenses	17.2		16.7	0.5		16.7		16.6	0.1
(Favorable) unfavorable prior year reserve development on casualty lines	16.3		(0.4)	16.7		9.9		(0.9)	10.8
Net income (loss) available to common stockholders per diluted common share	$(1.08)		0.92	(217)%		$0.24		2.41	(90)%
Non-GAAP operating income (loss) per diluted common share[1]	(1.10)		0.99	(211)		0.24		2.44	(90)
Weighted average diluted common shares	60.9		60.9	—		61.2		60.9	1
Book value per common share	$44.74		40.81	10		44.74		40.81	10
Adjusted book value per common share[1]	49.67		47.34	5		49.67		47.34	5
NM = not meaningful

Overall Insurance Operations

For the second quarter, overall NPW increased 13%, or $141 million, from a year ago, reflecting new business growth and effective management of our renewal portfolio. Average renewal pure price increased 9.1%, up 2.7 points from a year ago. Selective's 116.1% combined ratio in the quarter was 15.9 points higher than a year ago, primarily due to prior year casualty reserve development. Net unfavorable prior year casualty reserve development totaled $176 million, increasing the combined ratio by 16.3 points. A year ago, prior year casualty reserve development was a favorable $3.5 million, reducing the combined ratio by 0.4 points. The combined ratio, excluding net catastrophe losses and prior year casualty reserve development, was 91.4%, 1.4 points higher than a year ago.

Overall, our insurance segments reduced ROE by 19.9 points in the second quarter of 2024.

Standard Commercial Lines Segment

For the second quarter, Standard Commercial Lines premiums (representing 79% of total NPW) grew 11% from a year ago. The premium growth reflected average renewal pure price increases of 7.9%, new business growth of 6%, strong exposure growth, and stable retention of 85%. The second quarter combined ratio was 118.8%, up 21.7 points from a year ago, primarily due to prior year casualty reserve development.

Prior year casualty reserve development in the quarter was an unfavorable $176 million, or 20.6 points, compared to $7.5 million, or 1.0 point, of favorable development a year ago. This quarter's prior year casualty reserve development included unfavorable general liability development of $166 million, primarily from increased severities in accident years 2020 through 2023 and $10 million of unfavorable commercial auto development. A year ago, workers compensation was the source of the favorable prior year casualty reserve development.

The following table shows the variances in key quarter-to-date and year-to date measures:

Standard Commercial Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$963.1		870.1	11%		$1,894.8		1,683.5	13%
Net premiums earned	853.5		762.7	12		1,687.6		1,494.3	13
Combined ratio	118.8%		97.1	21.7	pts	108.9%		95.9	13.0	pts
Loss and loss expense ratio	87.6		65.0	22.6		77.2		63.1	14.1
Underwriting expense ratio	31.1		31.9	(0.8)		31.4		32.6	(1.2)
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.3		0.2	0.1
Net catastrophe losses	6.0	pts	8.2	(2.2)		5.3	pts	6.5	(1.2)
Non-catastrophe property losses and loss expenses	14.6		14.6	—		14.2		14.5	(0.3)
(Favorable) unfavorable prior year reserve development on casualty lines	20.6		(1.0)	21.6		12.5		(1.2)	13.7

Standard Personal Lines Segment

For the second quarter, Standard Personal Lines premiums (representing 9% of total NPW) increased 6% from a year ago with renewal pure price of 20.7% and higher average policy sizes. Retention was 78%, down 10 points from a year ago, and new business decreased 32% due to deliberate profit improvement actions. The second quarter 2024 combined ratio improved by 8.4 points from a year ago to 118.1%. The loss ratio improved 5.7 points, with no prior year casualty reserve development in the quarter. A year ago personal auto had $4 million in unfavorable prior year casualty reserve development. The underwriting expense ratio also improved by 2.7 points.

The following table shows the variances in key quarter-to-date and year-to date measures:

Standard Personal Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$116.1		109.1	6%		$216.1		194.4	11%
Net premiums earned	106.4		87.2	22		210.3		169.0	24
Combined ratio	118.1%		126.5	(8.4)	pts	111.7%		121.4	(9.7)	pts
Loss and loss expense ratio	95.3		101.0	(5.7)		88.3		95.4	(7.1)
Underwriting expense ratio	22.8		25.5	(2.7)		23.4		26.0	(2.6)
Net catastrophe losses	23.9	pts	24.3	(0.4)		17.7	pts	21.2	(3.5)
Non-catastrophe property losses and loss expenses	42.6		43.3	(0.7)		41.5		42.4	(0.9)
Unfavorable prior year reserve development on casualty lines	—		4.6	(4.6)		—		3.5	(3.5)

Excess and Surplus Lines Segment

For the second quarter, Excess and Surplus Lines premiums (representing 12% of total NPW) increased 39% compared to the prior-year period, driven by new business growth of 54% and average renewal pure price increases of 6.4%. The second quarter 2024 combined ratio was 94.6%, down 6.1 points compared to a year ago primarily due to lower catastrophe losses.

The following table shows the variances in key quarter-to-date and year-to date measures:

Excess and Surplus Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$146.8		105.7	39%		$271.9		206.8	31%
Net premiums earned	120.3		92.3	30		233.3		181.1	29
Combined ratio	94.6%		100.7	(6.1)	pts	91.2%		93.0	(1.8)	pts
Loss and loss expense ratio	63.3		67.9	(4.6)		60.1		60.5	(0.4)
Underwriting expense ratio	31.3		32.8	(1.5)		31.1		32.5	(1.4)
Net catastrophe losses	11.9	pts	17.6	(5.7)		8.2	pts	12.1	(3.9)
Non-catastrophe property losses and loss expenses	13.0		8.8	4.2		12.8		9.4	3.4
(Favorable) prior year reserve development on casualty lines	—		—	—		—		(2.8)	2.8

Investments Segment

For the second quarter, after-tax net investment income of $86 million was up 11% from a year ago, primarily from the fixed income securities portfolio. For the quarter, the after-tax income yield averaged 3.9% for the overall and the fixed income securities portfolios. With the increased portfolio yield and invested assets per dollar of common stockholders' equity of $3.31 as of June 30, 2024, the Investments segment generated 12.5 points of non-GAAP operating ROE in the quarter.

Investments Segment	Quarter ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2024	2023			2024	2023
Net investment income earned, after-tax	$86.3	77.8	11%		$171.9	150.9	14%
Net investment income per common share	1.42	1.28	11		2.81	2.48	13
Effective tax rate	20.6%	20.4	0.2	pts	20.6%	20.3	0.3	pts
Average yields:
Portfolio:
Pre-tax	4.9	4.9	—		4.9	4.7	0.2
After-tax	3.9	3.9	—		3.9	3.8	0.1
Fixed income securities:
Pre-tax	4.9%	4.9	—	pts	5.0%	4.8	0.2	pts
After-tax	3.9	3.9	—		3.9	3.8	0.1
Annualized ROE contribution	12.5	12.6	(0.1)		12.5	12.5	—

Balance Sheet

$ in millions, except per share data	June 30, 2024	December 31, 2023	Change
Total assets	$12,565.5	11,802.5	6%
Total investments	9,021.8	8,693.7	4
Long-term debt	508.8	503.9	1
Stockholders’ equity	2,922.7	2,954.4	(1)
Common stockholders' equity	2,722.7	2,754.4	(1)
Invested assets per dollar of common stockholders’ equity	3.31	3.16	5
Net premiums written to policyholders' surplus	1.64	1.51	9
Book value per common share	44.74	45.42	(1)
Adjusted book value per common share[1]	49.67	50.03	(1)
Debt to total capitalization	14.8%	14.6%	0.2	pts

Book value per common share decreased by $0.68, or 1% during the first half of 2024. The decrease was primarily attributable to $0.70 in common stockholder dividends and a $0.36 increase in after-tax net unrealized losses on our fixed income securities portfolio, partially offset by $0.24 of net income per diluted common share. The increase in after-tax net unrealized losses on our fixed income securities portfolio primarily related to higher interest rates. During the first half of 2024, the Company did not repurchase any shares of common stock. Capacity under the existing repurchase authorization was $84.2 million as of June 30, 2024.

Selective's Board of Directors declared:

•    A quarterly cash dividend on common stock of $0.35 per common share that is payable September 3, 2024, to holders of record on August 15, 2024; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on September 16, 2024, to holders of record as of August 30, 2024.

Guidance
For 2024, we increased our expected GAAP combined ratio to 101.5%. The change reflects unfavorable prior year casualty reserve development, elevated catastrophe losses in the first half of the year, and increased current year loss costs. Full-year expectations are as follows:

•A GAAP combined ratio of 101.5%, up five points from our prior guidance of 96.5%. Our combined ratio estimate includes net catastrophe losses of 5.5 points, up from prior guidance of 5.0 points. Our combined ratio estimate assumes no additional prior year casualty reserve development;
•After-tax net investment income of $360 million that includes $32 million from alternative investments;

•An overall effective tax rate of approximately 21.0%, which assumes an effective tax rate of 20.5% for net investment income and 21% for all other items; and
•Weighted average shares of 61.5 million on a fully diluted basis.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call has been brought forward and will now be simulcast at 8:00 AM ET, on Friday, July 19, 2024, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on August 16, 2024.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in Forbes Best Midsize Employers in 2024 and certification as a Great Place to Work® in 2024 for the fifth consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter ended June 30,		Year-to-Date June 30,
	2024	2023	2024	2023
Net income (loss) available to common stockholders	$(65.6)	56.3	14.6	146.6
Net realized and unrealized investment (gains) losses included in net income, before tax	(1.3)	5.4	0.3	2.1
Tax on reconciling items	0.3	(1.1)	(0.1)	(0.4)
Non-GAAP operating income (loss)	$(66.6)	60.6	14.9	148.2

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2024	2023	2024	2023
Net income (loss) available to common stockholders per diluted common share	$(1.08)	0.92	0.24	2.41
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.02)	0.09	—	0.04
Tax on reconciling items	—	(0.02)	—	(0.01)
Non-GAAP operating income (loss) per diluted common share	$(1.10)	0.99	0.24	2.44

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended June 30,		Year-to-Date June 30,
	2024	2023	2024	2023
Return on Common Equity	(9.5)%	9.1	1.1	12.1
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.2)	0.9	—	0.1
Tax on reconciling items	0.1	(0.2)	—	—
Non-GAAP Operating Return on Common Equity	(9.6)%	9.8	1.1	12.2

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2024	2023	2024	2023
Book value per common share	$44.74	40.81	44.74	40.81
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	6.25	8.27	6.25	8.27
Tax on reconciling items	(1.32)	(1.74)	(1.32)	(1.74)
Adjusted book value per common share	$49.67	47.34	49.67	47.34

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that may be impacted by climate change, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial conditions or actions, including social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Related to COVID-19, we have successfully defended against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.
•Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com